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                                                                 Exhibit 3.i(u)


                          CERTIFICATE OF INCORPORATION
                                      OF
                        KALIUM CARLSBAD CHEMICAL COMPANY



          FIRST:  The name of the Corporation is Kalium Carlsbad Chemical
Company.

          SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, 19805, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 1,000 shares of common stock with a par value of $1.00 per share.

          FIFTH: The names and mailing address of the incorporators are Robert J. Lewis and Betty Ann Thornson, both c/o Sidley & Austin, One First National Plaza, Chicago, Illinois 60603.

          SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation, subject to any specific limitation on such power contained in any Bylaws adopted by the stockholders. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

          SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article Seventh by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


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          EIGHTH:  Each person who is or was a director or officer of the
Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of Delaware as it may be in effect from time to time.

          NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

          THE UNDERSIGNED, being the incorporators named above, have executed this Certificate of Incorporation of Kalium Carlsbad Chemical Company on
June 14, 1996.



/s/ Robert J. Lewis                       /s/ Betty Ann Thornson
---------------------------------         -----------------------------------
Robert J. Lewis                           Betty Ann Thornson




















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                             CERTIFICATE OF AMENDMENT
                                       TO
                           CERTIFICATE OF INCORPORATION
                                       OF
                          KALIUM CARLSBAD CHEMICAL COMPANY


          Kalium Carlsbad Chemical Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:


1. That the Incorporators of said corporation, by written consent, adopted a resolution adopting the following amendment to the Certificate of
     Incorporation:

          RESOLVED, that the Certificate of Incorporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:


                                   ARTICLE ONE

              The name of the corporation (hereinafter called the corporation) is IMC Kalium Carlsbad Potash Company.


2.   That the corporation has not received any payment for any of its stock.

3. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 241 of the General Corporation Law of the State of Delaware.


          IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Amendment to be signed by Robert J. Lewis and Betty Ann Thornson, being all the Incorporators as of the 19th day of June, 1996.

KALIUM CARLSBAD CHEMICAL COMPANY





By: /s/ Robert J. Lewis                     By: /s/ Betty Ann Thornson
   ----------------------------------          ---------------------------------
    Robert J. Lewis                              Betty Ann Thornson
    Incorporator                                 Incorporator










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                        CERTIFICATE OF AMENDMENT
                                 OF
                     CERTIFICATE OF INCORPORATION
                 OF IMC KALIUM CARLSBAD POTASH COMPANY

        The undersigned officer, Rose Marie Williams, Secretary, of IMC Kalium Carlsbad Potash Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), does hereby certify that:

1. Article One of the Certificate of Incorporation of the Company is hereby amended in its entirety as follows:

                             "ARTICLE ONE

            The name of the corporation is IMC Potash Carlsbad Inc."

2. This Certificate of Amendment was duly adopted by sole director and the sole stockholder of the Company according to the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, I have hereunto subscribed my name this 23 day of JUNE, 2000.

                             IMC KALIUM CARLSBAD POTASH COMPANY

[SEAL]                       By: /s/ Rose Marie Williams
                                ---------------------------------
                                 Rose Marie Williams
                                 Secretary

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                                                 STATE OF DELAWARE
                                                 SECRETARY OF STATE
                                              DIVISION OF CORPORATIONS
                                              FILED 04:00 PM 06/29/2001
                                                010317564 - 2634147

                          CERTIFICATE OF AMENDMENT
                                     TO
                        CERTIFICATE OF INCORPORATION
                                     OF
                          IMC POTASH CARLSBAD INC.

                                    *****

                   Adopted in accordance with the provisions
                 of Section 242 of the General Corporation Law
                          of the State of Delaware

                                    *****

        Rose Marie Williams, being the duly elected Secretary of IMC Potash Carlsbad Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify as follows:

        FIRST:  That effective June 30, 2001, the Certificate of
Incorporation of the Company be, and hereby is, amended by deleting Article FOURTH in its entirety and substituting in lieu thereof a new Article FOURTH to read as set forth in EXHIBIT A attached hereto.

        SECOND: That the sole director of the Company approved the amendment by written consent pursuant to the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the sole stockholder of the Company for its consideration, approval and adoption thereof.

        THIRD: That the sole stockholder of the Company approved the amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                                    *****

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        IN WITNESS WHEREOF, I have hereunto subscribed my name this 29th day of June, 2001.

                             IMC POTASH CARLSBAD INC.,
                             a Delaware corporation


                             By: /s/ Rose Marie Williams
                                ---------------------------------
                                 Rose Marie Williams
                                 Secretary
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                                                                    EXHIBIT A

FOURTH:


          A. AUTHORIZED SHARES. The total number of shares of capital stock which the Corporation has authority to issue is Two Thousand (2,000) shares of common stock with a par value of $1.00 per share (the "COMMON STOCK")

          B. STOCK SPLIT. Immediately upon the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the "EFFECTIVE TIME"), each share of Common Stock outstanding at the Effective Time shall be, without further action by the Corporation or any of the holders thereof, changed and converted into a number of shares of Common Stock equal to that number determined by multiplying each outstanding share of Common Stock by 1.802. Each certificate then outstanding representing shares of Common Stock shall automatically represent from and after the Effective Time that number of shares of Common Stock equal to the number of shares shown on the face of the certificate multiplied by 1.802.

          C. TRANSFER RESTRICTIONS. The following provisions shall apply with respect to the Common Stock authorized, issued, and outstanding from time to time. The Corporation shall not issue shares of Common Stock unless
(i) IMC Canada Ltd., a company incorporated in Canada ("IMC CANADA"), shall simultaneously issue Common Shares without par value ("IMC CANADA COMMON SHARES") in equal number and (ii) IMC Global Netherlands B.V., a company incorporated in The Netherlands ("IMC NETHERLANDS"), shall simultaneously issue shares with a par value of ten Euro (EUR 10) per share ("IMC NETHERLANDS COMMON SHARES") in equal number, and each such share of Common Stock, IMC Canada Common Share and IMC Netherlands Common Share shall be registered in the name of the same person or persons and issued to such person or persons subject to the condition that such Common Stock, IMC Canada Common Shares and IMC Netherlands Common Shares shall only be transferable, repurchasable, or redeemable and otherwise dealt with together. The Corporation will not take any action which will result in an increase or decrease in the numbers of shares of Common Stock issued and outstanding (including, but not limited to, through purchase, exchange, reclassification, reorganization, consolidation, merger, split, reverse split, or dividend) unless in connection therewith there is a commensurate increase or decrease, as applicable, in the number of IMC Canada Common Shares and IMC Netherlands Common Shares issued and outstanding such that each issued and outstanding share of Common Stock continues to have an associated issued and outstanding IMC Canada Common Share and IMC Netherlands Common Share. The Common Stock shall not be transferable (including transfers to or by the Corporation), and shall not be transferred on the books of the Corporation, unless in connection therewith there is a transfer is made by the same transferor to the same transferee of an equal number of IMC Canada Common Shares and IMC Netherlands Common Shares. Each certificate representing shares of Common Stock shall contain a legend in form and substance approved by the board of





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directors of the Corporation with respect to the transfer restrictions set forth in this Article Fourth.